Exhibit 99.1

Carrier Access Reports First Quarter 2003 Financial Results

BOULDER, Colo. – April 22, 2003 – Carrier Access Corporation (Nasdaq: CACS), a manufacturer of broadband communications equipment, today announced financial results for its first quarter ended March 31, 2003.

Net revenue for first quarter 2003 was $11.2 million, compared to net revenue of $11.5 million for the fourth quarter 2002. The company reported net revenue of $16.4 million of revenue in the first quarter of 2002.

Net income for the first quarter 2003 was $.00 per share, or $117,000, an improvement from a fourth quarter 2002 loss of $.32 per share, or $8.0 million. During the first quarter of 2003, the company recovered a significant amount of aged receivables, and accordingly has changed its estimates for allowance for doubtful accounts.

Carrier Access also reported that its cash and cash equivalents, together with securities available for sale, increased to $29.8 million as of March 31, 2003 from $25.7 million on December 31, 2002. The company continues to maintain a strong balance sheet with no long-term debt. The company received an income tax refund of $6.9 million in the first quarter related to the company’s 2002 federal income tax filings.

“This quarter showed significant progress in our return to profitability, due in part to the positive effects of our restructuring. The gross margin improvement during the quarter reflected ongoing cost management, plus shipments of new higher margin products. Although current revenue was roughly flat, we are pleased with being able to manage expenses while delivering new products and adding new customers,” said Roger Koenig, Carrier Access’ CEO.

Carrier Access will hold a conference call today at 4:30 p.m. EST to review these results. The call is open to the public. Those who wish to participate should dial 415-228-4835, domestically or internationally, at least fifteen minutes prior to the scheduled start time for the call and reference Carrier Access. Carrier Access has also scheduled this event to be broadcast live via web cast and replayed until 5:00 p.m. EST, May 7, 2003. To access this web cast please go to the Investor Relations page at www.carrieraccess.com/investors, or www.companyboardroom.com.

Forward-Looking Statement Caution

This press release contains forward-looking statements regarding our plan to restructure and associated cost reduction measures, expense levels and revenue projections, gross margins, new customers and the ability to attain revenue with these new customers, our products, market conditions, our financial position and our growth prospects and market share gains in broadband access and service creation particularly in the RBOC, business enterprise and wireless markets. We caution that actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, continuing uncertainty regarding general economic conditions, changes in capital spending by carriers and telecommunications companies, market acceptance of our products, problems with or at our customers, distributors and/or suppliers, growth rates within our industry, the financial stability of our customers, the introduction of new competition and technologies, and other risks and uncertainties including those factors discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2002 and other documents periodically filed with the Securities and Exchange Commission. We disclaim any obligation or intention to revise or update any forward-looking statements, whether as a result of new information, future events, or otherwise.

About Carrier Access Corporation

Founded in 1992, Carrier Access manufactures broadband communications equipment that enables telecommunications companies to accelerate service revenue, lower operating costs, and extend capital budgets. The company focuses on three segments of telecommunications: wireless infrastructure, enterprise service delivery, and fiber access. Its products have delivered more than 2.5 million voice and data lines for customers and meet the industry’s highest reliability and broadband interoperability standards, including Telcordia™ TIRKS/OSMINE, NEBS Level 3 and ISO 9001. For more information visit www.carrieraccess.com.

Carrier Access, the Carrier Access logo and tagline, and Solve for X are trademarks of Carrier Access Corporation. Any other trademark is the trademark of its respective owner.

CARRIER ACCESS CORPORATION

CONDENSED CONSOLIDATED COMPARATIVE STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2003	2002
Net revenue	$11,203	$16,446
Cost of goods sold	6,154	11,232

Gross profit	5,049	5,214

Operating expenses:
Research and development	2,585	8,929
Sales and marketing	2,675	5,297
General and administrative	1,234	2,379
Bad debt expense (recovery)	(1,412)	2,766
Goodwill and other intangible amortization	—	72
Amortization of deferred stock compensation	23	86

Total operating expenses	5,105	19,529

Loss from operations	(56)	(14,315)

Other Income, net	84	241

Income (loss) before income taxes	28	(14,074)

Income tax benefit	(89)	(5,063)

Net income (loss)	$117	$(9,011)

Income (loss) per share:
Basic	$0.00	$(0.36)
Diluted	$0.00	$(0.36)

Weighted average common shares:
Basic	24,771	24,742
Diluted	24,950	24,742

CARRIER ACCESS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands)

ASSETS	March 31, 2003	December 31, 2002
Current assets:
Cash and cash equivalents	$15,300	$14,900
Securities available for sale	14,474	10,828
Accounts receivable, net	8,559	8,598
Income tax receivable	107	6,989
Inventory, net	25,641	24,134
Prepaid expenses and other	1,213	1,198

Total current assets	65,294	66,647

Property and equipment, net of accumulated depreciation and amortization	8,602	9,462
Goodwill and other intangibles, net of amortization	153	146
Other assets	190	182

Total assets	$74,239	$76,437

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,869	$5,437
Accrued expenses and other liabilities	4,103	4,886

Total current liabilities	7,972	10,323

Stockholders’ equity:
Preferred stock $0.001 par value, 5,000 shares authorized and no shares issued or outstanding at March 31, 2003 and December 31, 2002	—	—
Common stock $0.001 par value, 60,000 shares authorized and 24,771 shares issued and outstanding at March 31, 2003 and 24,771 shares issued and outstanding at December 31, 2002	30	30
Additional paid-in capital	85,806	85,780
Deferred compensation	(42)	(65)
Accumulated deficit	(19,528)	(19,643)
Accumulated other comprehensive income	1	12

Total stockholders’ equity	66,267	66,114

Commitments and contingencies

Total liabilities and stockholders’ equity	$74,239	$76,437

CARRIER ACCESS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	Three Months Ended March 31,
	2003	2002
Cash flows from operating activities:
Net income (loss)	$117	$(9,011)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Depreciation and amortization expense	1,079	671
Provision for (recoveries of) doubtful accounts	(1,412)	2,762
Provision for inventory obsolescence	—	1,797
Stock-based compensation	48	86
Deferred income tax benefit	—	(5,227)
Changes in operating assets and liabilities:
Accounts receivable	1,450	1,994
Income taxes receivable	6,882	1,798
Inventory	(1,507)	5,691
Prepaid expenses and other	(29)	1,522
Accounts payable and accrued expenses	(2,351)	(5,403)

Net cash provided (used) by operating activities	4,277	(3,320)

Cash flows from investing activities:
Purchases of property and equipment	(220)	(68)
Purchases and sales of marketable securities, net	(3,657)	2,318

Net cash provided (used) by investing activities	(3,877)	2,250

Cash flows from financing activities:
Proceeds from exercise of stock options	—	4

Net decrease in cash and cash equivalents	400	(1,066)
Cash and cash equivalents at beginning of period	14,900	24,741

Cash and cash equivalents at end of period	$15,300	$23,675

Supplemental cash flow disclosures:
Cash received for income taxes	$(6,972)	$(1,632)